EXHIBIT 10.35

FORM OF

NONQUALIFIED STOCK OPTION AGREEMENT

August     , 2002

[Name]
[Address]

Re:    TSI Telecommunication Holdings, Inc. (the
          “Company”) Grant of Nonqualified Stock Option

Dear [Name]:

The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an “Option”), as provided below, under the TSI Telecommunication Holdings, Inc. Non-Employee Directors Stock Option Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference. Certain terms used herein are defined in Section 16 hereof.

1.  Option.

(a)  Terms.    Your Option is for the purchase of up to the number of Common Shares written next to your name on the signature page attached hereto (the “Option Shares”) at the price per share written next to your name on the signature page attached hereto (the “Exercise Price”), payable upon exercise as set forth in Section 1(b) below. Your Option shall expire at the close of business ten (10) years from the date of issuance (the “Expiration Date”), subject to earlier expiration in connection with the termination of your term as a director as provided in Section 3(b) below. Your Option is not intended to be an “incentive stock option” within the meaning of Section 422A of the Code.

(b)  Payment of Option Price.    Subject to Section 2 and 3 below, your Option may be exercised in whole (and not in part, except as provided in Section 2(b) below) upon payment of an amount (the “Option Price”) equal to the product of (1) the Exercise Price multiplied by (2) the number of Option Shares to be acquired. Payment of the Option Price shall be made (i) in cash (including check, bank draft, or money order), (ii) in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board), (iii) by delivery of outstanding shares of Common Shares that, on the date of exercise, have (x) been owned by you for a minimum of six months and one day and (y) a Fair Market Value equal to the aggregate exercise price payable with respect to the options’ exercise, (iv) through a “same day sale” commitment from you and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. specified by the Committee (the “NASD Dealer”) whereby you irrevocably elect to exercise the Option and to sell a portion of the Option

Shares so purchased to pay for the Option Price and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Option Price directly to the Company, (v) through a “margin” commitment from you and the NASD Dealer reasonably acceptable to the Committee whereby you irrevocably elect to exercise your Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Option Shares to forward the Option Price to the Company, or (vi) by any combination of the foregoing; provided that the Committee may require the Option Price to be paid in cash. The methods of payment set forth in clauses (iii) through (v) above shall apply only if there is a public market for the Common Shares.

2.  Exercisability/Vesting.    (a) Your Option may be exercised only to the extent it has become vested. [        ] Option Shares shall vest and become exercisable on the date that is one year from the date of this Agreement, and thereafter [        ] Option Shares will become vested on the last day of each three-month period following the one year anniversary date of this Agreement such that on [        ], 200[7], the Option will be 100% vested, if and only if, you have been continuously serving as a director of the Company from the date of this Agreement through and including each such date. The number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to serve as a director of the Company, and any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company will be forfeited, unless otherwise determined by the Committee.

(b)  If you have been continuously serving as a director of the Company from the date of this Agreement until a Sale of the Company, any outstanding Option which has not vested at the date of such event will immediately vest and become exercisable with respect to 100% of the Option Shares simultaneously with the consummation of the Sale of the Company.

3.  Expiration of Option.

(a)  Normal Expiration.    In no event shall any part of your Option be exercisable after the Expiration Date set forth in Section 1(a) above.

(b)  Early Expiration Upon Termination of Service as a Director.    Any Option that was not vested and exercisable on the date your service as a director of the Company terminates (the “Termination”) (for any reason whatsoever) will expire and be forfeited on such date, and any Option that was vested and exercisable on the date of the Termination will also expire and be forfeited; provided, however, that: (i) if you die while serving as a director of the Company, any Option that is vested and exercisable will expire one year from the date of your death, but in no event after the Expiration Date and (ii) if you are not re-elected as a director of the Company, any Option that is vested and exercisable will expire 180 days from the date after the date on which you failed to be re-elected as a director, but in no event after the Expiration Date.

4.  Procedure for Exercise.    You may exercise your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company’s Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of Section 1(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires. In addition, prior exercising any Options you will consult with the Company’s compliance office to confirm that no blackout period with respect to the Company’s Common Shares is then in effect.

5.  Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares.    You represent that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell, or otherwise dispose of any Option Shares unless your offer, sale, or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company’s counsel, such offer, sale, or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell, or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder, or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws. You also agree to furnish the Company with any information that it requests for the purpose of making any filing with Securities and Exchange Commission, including but not limited to, providing the information required by Forms 3, 4 and 5 of the Securities Exchange Act of 1934 and any directors and officers questionnaire provided by the Company.

6.  Non-Transferability of Option.    Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by §1 et seq. of the Code, Title I of ERISA and the rules thereunder. During your lifetime only, you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

7.  Conformity with Plan.    Your Option is intended to conform in all respects with, and is subject to all applicable terms, conditions and provisions of, the Plan (which is incorporated in its entirety herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

8.  Withholding of Taxes.    (i) The Company shall be entitled, if necessary or desirable, to withhold from any Participant, from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding), the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Option, and the Company may defer the exercise of the Option or the issuance of the Option Shares thereunder unless indemnified to its satisfaction.

(ii)  Notwithstanding any provision of this Option to the contrary, in connection with the transfer of this Option to a transferee pursuant to Section 11 hereof, the Participant shall remain liable for any withholding taxes required to be withheld upon exercise of such Option by the transferee.

9.  Adjustments.    In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Shares, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option, and the Exercise Price specified herein, in each case as may be determined by the Board or Committee to be appropriate and equitable.

10.  Right to Purchase Option Shares Upon Termination of Service as a Director.    Prior to a Public Offering or a Sale of the Company, your Option Shares shall be subject to the Repurchase Option set forth in this Section 10.

(a)  Repurchase of Option Shares on Termination.    Upon the occurrence of the Termination, the Company and/or the Investors shall have the right to repurchase all or any portion of your Option Shares at a price equal to the Fair Market Value of such Option Shares.

(b)  Repurchase Procedure for the Company.    The Company may elect to repurchase all or any portion of your Option Shares (the “Available Option Shares”) if your service as a director of the Company has terminated (the “Repurchase Option”) by delivery of written notice (a “Repurchase Notice”) to you within 90 days after the date of the Termination for any Option Shares issued 181 days or more prior to the date of Termination (or in the case of Option Shares issued 180 days or less prior to the date of Termination or issued at any time after the date of Termination upon exercise of this Option, no earlier than 181 days and no later than 271 days after the date of the issuance of such Option Shares) (the “Repurchase Notice Period”). The Repurchase Notice shall set forth the amount of Option Shares to be acquired, the aggregate consideration to be paid for such Option Shares, and the time and place for the closing of the transaction.

(c)  Repurchase Procedure for the Investors.    If for any reason the Company does not elect to purchase all of the Available Option Shares, then the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the Available Option Shares that were not repurchased by the Company pursuant to Section 10(b) above (the “Remaining Option Shares”). The Investors may assign their Repurchase Option to TSI Telecommunication Holdings, LLC. As soon as practicable after the Company has determined that it will not purchase all of the Available Option Shares, but in any event within 60 days after the beginning of the Repurchase Notice Period corresponding to such Available Option Shares, the Company shall give written notice (the “Option Notice”) to each Investor setting forth the number of Remaining Option Shares and the purchase price for the Remaining Option Shares. The Investors may elect to purchase all or any portion of the Remaining Option Shares by giving written notice to the Company within 60 days after the Option Notice has been delivered to the Investors by the Company. If the Investors elect to purchase an aggregate amount of Remaining Option Shares in excess of the amount of Remaining Option Shares specified in the Option Notice, then the Remaining Option Shares shall be allocated among the Investors based on the amount of such type or types of Common Shares owned by each Investor on the date of the Option Notice. Any Investor may condition its election to purchase such Remaining Option Shares on the election of one or more other Investors to purchase Remaining Option Shares. As soon as practicable, and in any event within 10 days after the expiration of the 60 day period set forth in the immediately preceding sentence, the Company shall deliver a Repurchase Notice to the holders of such Remaining Option Shares setting forth the aggregate consideration to be paid by the respective Investors for such Remaining Option Shares and the time and place for the closing of the transaction. At the time the Company delivers such Repurchase Notice to the holders of such Remaining Option Shares, the Company shall also deliver written notice to each Investor setting forth the amount of securities such Investor is entitled to purchase, the aggregate purchase price, and the time and place of the closing of the transaction.

(d)  Manner of Payment.    If the Company purchases all or any portion of such Option Shares, including Option Shares held by one or more of your transferees, then the Company shall pay for such Option Shares (i) first by offsetting obligations owed by you or your transferee(s) to the Company or to any Investor and (ii) second with a subordinated promissory note of the Company, which subordinated promissory note shall bear interest at the rate of 10% per annum (which shall be payable annually in cash unless otherwise prohibited), shall have all principal payment due on the fifth anniversary of the date of issuance and shall be subordinated on terms and conditions satisfactory to the holders of the Company’s indebtedness for borrowed money, or (iii), at the Company’s option, by certified check or wire transfer of funds. If an Investor elects to purchase all or any portion of the Remaining Option Shares, such Investor shall pay for such Option Shares by certified check or wire transfer of funds.

11.  Restrictions on Transfer. Transfer of Option Shares.    The holders of Option Shares shall not sell, transfer, assign, pledge, or otherwise dispose of (a “Transfer”) any interest in any Option Shares, except pursuant to (i) a Public Sale, (ii) a Sale of the Company, or (iii) the provisions of Section 11(b) hereof.

(b)  Certain Permitted Transfers.    The restrictions set forth in this Section 11 shall not apply with respect to any Transfer of Option Shares made by will or pursuant to applicable laws of descent and distribution or to such Person’s legal guardian in case of any mental incapacity or among such Person’s Family Group; provided that the restrictions contained in this Section 11 will continue to be applicable to the Option Shares after any Transfer of the type referred to in this Section 11(b) and the transferees of such Option Shares will agree in writing to be bound by the provisions of this Agreement. Any transferee of Option Shares pursuant to a transfer in accordance with the provisions of this Section 11(b) is herein referred to as a “Permitted Transferee.” Upon the transfer of Option Shares pursuant to this Section 11(b), you will deliver a written notice (a “Transfer Notice”) to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c)  Termination of Restrictions.    The restrictions set forth in this Section 11 will continue with respect to each Option Share until the earlier to occur of (i) the date on which such Option Share has been transferred in a Public Sale in compliance with the terms hereof or (ii) the consummation of a Sale of the Company.

12.  Additional Restrictions on Transfer.

(a)  Restrictive Legend.    The certificates representing the Option Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON AUGUST [    ], 2002 HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND PARTICIPANT DATED AS OF AUGUST [    ], 2002 A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)  Opinion of Counsel.    You may not sell, transfer, or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

(c)  Holdback.    You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities except as part of such underwritten registration if otherwise permitted.

13.  Sale of the Company.

(a)  If the holders of a majority of the Common Shares then outstanding (the “Approving Holders”) approve a Sale of the Company (the “Approved Sale”), you (in your capacity as a holder of Option Shares) shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, you shall vote for, consent to, raise no objection against, and agree to sell your Common Shares and surrender any stock options owned by you on the terms and conditions approved by the Approving Holders, subject to the provisions of Section 13(b). You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.

(b)  Your obligations with respect to the Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, you shall receive the same form and amount of consideration per Common Share as other holders of Common Shares, or if you are given an option as to the form and amount of consideration to be received, then all holders of Common Shares shall be given the same option; and (ii) if you have currently exercisable or convertible rights to acquire Common Shares, then you shall be given the opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of Common Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per Common Share received by the holders of Common Shares in connection with the Approved Sale less the exercise or conversion price per Common Share of such rights to acquire Common Shares by (2) the number of Common Shares represented by such rights.

(c)  You shall bear the pro-rata share (based upon the aggregate consideration received in such sale) of the costs of any sale of Common Shares pursuant to an Approved Sale to the extent such costs are reasonable and incurred for the benefit of all holders of Common Shares and are not otherwise paid by the Company or the acquiring party. Costs incurred by the holders of Common Shares on their own behalf shall not be considered costs of the transaction hereunder.

(d)  Subject to the terms of Section 2(b), any portion of your Option which has not been exercised prior to or in connection with the consummation of the Sale of the Company shall be forfeited.

(e)  Termination of Restrictions.    The provisions of this Section 13 shall terminate upon the consummation of a Public Offering.

14.  Confidentiality, Inventions, Disclosure.

(a)  Obligation to Maintain Confidentiality.    You acknowledge that the information, observations and data obtained by you during the course of your service as a director of the Company concerning the business and affairs of the Company and its Subsidiaries and Affiliates are the property of the Company. Therefore, you agree that you will not disclose to any unauthorized person or use for your own account any of such information, observations or data without the prior written consent of the Board or the Committee, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of your acts or omissions to act. You agree to deliver to the Board at Termination, or at any other time the Board may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its Subsidiaries and Affiliates which you may then possess or have under your control.

(b)  Third Party Information.    You understand that the Board, the Company, its Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Board’s, the Company’s, its Subsidiaries’ and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. During your service as a director of the Company and thereafter, you will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than other members of the Board, personnel of the Company, its Subsidiaries and Affiliates who need to know such information in connection with their work for or on behalf of the Company, its Subsidiaries and Affiliates) or use, except in connection with your service as a director of the Company, its Subsidiaries and Affiliates, Third Party Information without the prior written consent of the Board.

(c)  Use of Prior Information.    During your service as a director of the Company, you will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom you have an obligation of confidentiality, and will not bring onto the premises of the Company, its Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other person to whom you have an obligation of confidentiality unless consented to in writing by the former employer or person. You will use in the performance of your duties only information which is (i)(x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) is otherwise provided or developed by the Company, its Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other person to whom you have an obligation of confidentiality, approved for such use in writing by such former employer or person.

(d)  Disclosure.    You agree that during the term of your service as a director of the Company you will become familiar with the Company’s and its Subsidiaries’ trade secrets and with other confidential information concerning the Company and its Subsidiaries and that your services will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, you agree that during the term of your service as a director of the Company to promptly disclose to the Board if, at any time, you directly or indirectly own or become an owner of, manage, control, participate in, consult with, become employed by or in any manner engage in any business competing with or relating to the businesses of the Company or its Subsidiaries.

(e)  Acknowledgments.    You acknowledge that the provisions of this Section 14 are in consideration of the issuance of the Option by the Company and additional good and valuable consideration as set forth in this Agreement. You agree and acknowledge that the potential harm to the Company or its Subsidiaries of the non-enforcement of this Section 14 outweighs any potential harm to you of its enforcement by injunction or otherwise. You acknowledge that you has carefully read this Agreement and have given careful consideration to the restraints imposed upon you by this Agreement, and are in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, its Subsidiaries and Affiliates now existing or to be developed in the future. You expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area, as applicable.

15.  Remedies.    The parties hereto (and the Investors as third-party beneficiaries hereof) shall be entitled to enforce their respective rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto (and the Investors as third-party beneficiaries hereof) may, in their sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

16.  Definitions.     For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Agreement” shall mean this stock option agreement.

“Affiliate” shall mean, with respect to any Person, any other Person, which, directly or indirectly, controls, is controlled by, or is under common control with such Person.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board that shall be designated by the Board to administer the Plan.

“Common Shares” shall mean the Company’s non-voting common stock, par value $.01 per share, and any other shares into which such stock may be changed or convert by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

“Company” shall mean TSI Telecommunication Holdings, Inc., a Delaware corporation and (except to the extent the context requires otherwise) any “subsidiary corporation” of TSI Telecommunication Holdings, Inc. as such term is defined in Section 424(f) of the Code.

“ERISA” shall mean the Employee Retirement Security Income Act of 1974, as amended.

“Fair Market Value” of the Common Shares on any given date means (a) the closing sale price of a Common Share on the Nasdaq National Market, or the domestic stock exchange on which the Common Shares are then listed on such date, or if the Nasdaq National Market (or the applicable exchange) is closed on that date, on the last preceding date on which the Nasdaq National Market or such exchange was open for trading or (b) if the foregoing clause does not apply, the fair market value of such stock, taking into account all relevant factors determinative of value, as solely determined by the Committee.

“Family Group” shall mean, with respect to a Person who is an individual, such Person’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person’s spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person’s spouse and/or descendants and any retirement plan for such Person.

“GTCR” shall mean GTCR Fund VII, L.P., a Delaware limited partnership.

“Investors” shall mean GTCR and any other investment fund managed by GTCR Golder Rauner, L.L.C.

“Option Shares” shall mean (i) all Common Shares issued or issuable upon the exercise of the Option and (ii) all Common Shares issued with respect to the Common Shares referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Shares. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company or the Investors and, to the extent that you are permitted to transfer Option Shares pursuant to Section 11 or Section 12 hereof, purchasers pursuant to a Public Offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock as approved by the Board or GTCR.

“Public Sale” shall mean any sale of Common Shares to the public pursuant to which such Common Shares have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Common Shares or to the public through a broker, dealer, or market maker pursuant to the provisions of Rule 144 (or any similar provision then in force) under the Securities Act, other than Rule 144(k) prior to a Public Offering.

“Sale of the Company” means any transaction or series of transactions as a consequence of which any Person or group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Termination” shall have the meaning set forth in Section 3(b).

17.  Amendment.    Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company; provided that no provision of Section 10, 11, 12, 13, 14 or 15 or of this Section 17 may be amended or waived without the prior written consent of GTCR.

18.  Successors and Assigns.    Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

19.  Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

20.  Counterparts.    This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied or electronically transcribed signature pages), each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

21.  Descriptive Headings.    The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

22.  Governing Law.    The corporate law of the State of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

23.  Notices.    All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands, and other communications shall be sent to you and to the Company and the Investors at the addresses indicated on the Notices Schedule attached hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

24.   Third-Party Beneficiary.    The Company and you acknowledge that each of the Investors is a third-party beneficiary under this Agreement.

26.  Rule 701 Compensation.    The Company and you acknowledge and agree that this Agreement has been executed and delivered, and the Option has been granted hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and you. The grant of the Option hereunder and any issuance of Option Shares upon exercise of the Option are intended to qualify as an exempt offering under Rule 701 of the Securities Act.

27.  Entire Agreement.    This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the subject matter hereof.

* * * *

Please execute the extra copy of this Agreement in the space below and return it to the Company’s Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

TSI TELECOMMUNICATION HOLDINGS, INC.

G. Edward Evans Chief Executive Officer

Enclosures:     1.    Extra copy of this Agreement
2.    Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of: __________________________	PARTICIPANT

Number of Option Shares _________	____________________________________
[Participant in Caps]
Exercise Price $________

CONSENT

The undersigned spouse of Participant hereby acknowledges that I have read the foregoing Stock Option Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse’s Common Shares under certain circumstances and imposes other restrictions on the transfer of such Common Shares. I agree that my spouse’s interest in the Common Shares is subject to this Agreement and any interest I may have in such Common Shares shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.

I am aware that the legal, financial, and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

Name:

Witness

NOTICES SCHEDULE

If to the Participant:	If to the Investors :

[Name] [Address]	GTCR Fund VII, L.P. c/o GTCR Golder Rauner, L.L.C. 6100 Sears Tower Chicago, Illinois 60606-6402 Attention: David A. Donnini Collin E. Roche Telephone: (312) 382-2200 Facsimile: (312) 382-2201

If to the Company:	and:

TSI Telecommunication Holdings, Inc. 201 North Franklin Street Tampa, Florida 33602 Attention: G. Edward Evans Telephone: (813) 273-3000 Facsimile: (813) 273-4953	Kirkland & Ellis 200 East Randolph Drive Chicago, Illinois 60601 Attention: Stephen L. Ritchie Telephone: (312) 861-2210 Facsimile: (312) 861-2200

with a copy (which will not constitute notice to the Company) to:

GTCR Fund VII, L.P. c/o GTCR Golder Rauner, L.L.C. 6100 Sears Tower Chicago, Illinois 60606-6402 Attention: David A. Donnini Collin E. Roche Telephone: (312) 382-2200 Facsimile: (312) 382-2201

and:

Kirkland & Ellis 200 East Randolph Drive Chicago, Illinois 60601 Attention: Stephen L. Ritchie Telephone: (312) 861-2210 Facsimile: (312) 861-2200